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                                                                   EXHIBIT 10.84

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

        THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE ("Agreement") is made as of March 29, 2002 by and among Sally M. Pollet, an individual ("Pollet"), Pollet & Richardson, A Law Corporation ("P&R"), the Estate of Andrew F. Pollet, deceased (the "Probate Estate"), and STAAR Surgical Company, a Delaware corporation ("STAAR"), all of whom may hereafter be referred to as the "Parties."

                                    RECITALS

        A. Pollet is the widow of Andrew F. Pollet ("Andrew"). Pollet is also the court-approved administrator of the Probate Estate, now pending as case no. P075793 before the Superior Court of the State of California for the County of Ventura. Pollet is also the mother and custodian of the four (4) minor children of Pollet and Andrew: Troy Pollet, age 16; Austin Pollet, age 14; Andrew Pollet II, age 10; and Madison Pollet, age 7, collectively referred to herein as the "Pollet Children."

        B. For some time prior to his death in January 2001, Andrew was an officer and director of STAAR. In these capacities, Andrew was granted various options to purchase stock in STAAR. In connection with the exercise of these options, Andrew executed a variety of promissory notes in favor of STAAR (the "Stock Purchase Loans"), executed on: May 26, 1992 for $733,335; September 4, 1998 for $987,835; August 3, 1999 for $150,000;
                September 5, 2000 for $125,000; October 23, 2000 for $465,625;
                and November 1, 2000 for $288,000. As of the above date, the Stock Purchase Loans total $2,749,795 in obligations, plus interest of $596,551.

        C. In order to secure the Stock Purchase Loans, Andrew executed in favor of STAAR certain stock pledge agreements (currently involving 94,000 shares of STAAR stock purchased by Andrew) and both a second-priority and third-priority deed of trust encumbering Andrew and Pollet's residential property located at 10934 Alto Court, Oak View, California 93022.

        D. Prior to his death in January 2001, Andrew, an attorney, was the holder of an equity interest in P&R (the "Equity Interest").

        E. On September 22, 2001, for a variety of reasons, Pollet filed a voluntary petition under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq., thereby commencing case no. ND01-13364RR before the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Case").

        F. Mona Buchanan has submitted a Proof of Claim in the Bankruptcy Case in the amount of $70,000 (the "Mona Buchanan Claim").

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        A dispute has arisen among the Parties regarding the remaining obligations of Pollet to STAAR with regard to the Stock Purchase Loans, and regarding the remaining obligations of P&R to Pollet and the Probate Estate with regard to the Equity Interest. The Parties wish to compromise and forever settle all disputes among them.

                                    AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants and conditions herein contained, the Parties agree as follows:

        1.      Settlement Terms.

                (a) Pollet shall execute, in favor of STAAR, a new promissory note (the "Settlement Note") in the amount of $2,189,795. A true and correct copy of the Settlement
                        Note is attached hereto as Exhibit "1". Subject to subsection (l) below, all of the Stock Purchase Loans are hereby expressly cancelled, along with all stock pledge agreements and real property deeds of trust executed to secure their repayment. The forgiveness by STAAR of accrued interest on the Stock Purchase Loans is in partial consideration for the settlement of this dispute.

                (b) Pollet and STAAR shall execute a new stock pledge agreement (the "Settlement Pledge Agreement") to encumber a total of 400,000 shares of STAAR's common stock currently held by Pollet (and/or the Probate Estate, if so held at the time of the execution of this Agreement), which includes the existing 94,000 secured shares plus an additional 306,000 shares. A true and correct copy of the Stock Pledge Agreement is attached hereto as Exhibit "2".

                (c) The Settlement Note shall be non-recourse with regard to Pollet and her assets (and Andrew and his assets and the Probate Estate and its assets, if any) with the exception of those assets pledged under the Stock Pledge Agreement.

                (d) Pollet shall waive any and all claims that she, her bankruptcy estate, Andrew or the Probate Estate may possess to the Equity Interest and to any consideration due as a result of such an interest.

                (e) P&R shall execute, in favor of STAAR, a promissory note in the amount of $560,000 (the "P&R Note"). A true and correct copy of the P&R Note is attached hereto as Exhibit "3". The P&R Note

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                        constitutes additional consideration by P&R to Pollet
                        and/or the Probate Estate, and by Pollet and/or the Probate Estate to STAAR.

                (f) P&R and STAAR shall execute a security agreement (the "Security Agreement") to encumber P&R's accounts receivable. A true and correct copy of the Security Agreement is attached hereto as Exhibit "4". If, at a future date, P&R obtains a line of credit (not to exceed $250,000) secured by P&R's accounts receivable, STAAR agrees to subordinate the Security Agreement (and any lien arising thereunder) to such a lien securing such a line of credit.

                (g) P&R shall pay to Pollet the sum of $50,000 (the "Pollet Payment"). A total of $40,000 of the Pollet Payment has already been paid to Pollet by P&R prior to the execution of this Agreement as follows: $10,000 on October 16, 2001, $7,500 on November 15, 2001, $7,500 on
                        December 17, 2001, $7,500 on February 5, 2002, and $7,500 on February 26,2002. P&R shall pay the remaining Pollet Payment by May 30, 2002.

                (h) P&R shall henceforth pay all premiums (not including copayments and other fees) that Pollet incurs with regard to insurance coverage for Pollet and/or the Pollet Children (including any insurance covering the residence of Pollet and/or the Pollet Children). Said payments shall not exceed the sum of $12,000 in a single calendar year without the written consent of P&R, and shall total $120,000.

                (i) P&R shall henceforth provide an expense account to Pollet to pay the expenses of Pollet and/or the Pollet Children. Said payments shall not exceed the sum of $30,000 in a single calendar year without the written consent of P&R, and shall total $300,000.

                (j) P&R shall assume any and all liability of the Debtor with respect to the Mona Buchanan Claim, and will take all necessary steps to cause the claim to be withdrawn and dismissed upon approval of this Agreement by the Bankruptcy Court.

                (k) Pollet will use her best efforts, in accord with relevant law and rules of procedure, to have this Agreement approved as part of a plan of reorganization and STAAR and P&R agree to consent to a Plan which implements this Agreement. Pollet will also use her best efforts, in accord with relevant law and rules of procedure, to have this Agreement approved by and/or in accord with the administration of the Probate Estate.

                (l) This Agreement is contingent upon approval by the Bankruptcy Court within four years from the date hereof. In the event this

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                        Agreement is not approved by the Bankruptcy Court within
                        that time frame, any payments made by P&R to STAAR pursuant to the P&R Note shall be credited as payments by P&R to Pollet and by Pollet to STAAR, and the parties shall otherwise be returned to their respective positions as if this Agreement and the collateral documents (i.e., the Settlement Note, the Settlement Pledge Agreement, the P&R Note, and the Security Agreement) had not been executed and the Stock Purchase Loans and all related stock pledge agreements and real property deeds of trust shall remain in full force and effect.

                (m) Any and all statutes of limitation arising out of either the Stock Purchase Loans or the Equity Interest shall be tolled (with respect to claims presented by the Parties hereto against one or more of the Parties hereto) from the date of the filing of the petition in Bankruptcy (on September 22, 2001) through either the approval or disapproval of this Agreement by the Bankruptcy Court, or four years from the date hereof, whichever is first.

        2. Time of the Essence. Time is of the essence and these settlement terms shall be executed as provided herein or else this Agreement shall have no force or effect.

        3. Mutual Release. Except for the rights and obligations of the Parties arising from this Agreement, and subject to section 1.(l) above, the Parties hereby, for themselves, their employees, agents, partners, members, representatives, successors and assigns, discharge and release one another, their past and present employees, agents, executors, administrators, trustees, heirs, spouses, attorneys, partners, representatives, assigns, predecessors, successors and related entities (the "Released Parties"), from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which they had or have arising out of either the Stock Purchase Loans or the Equity Interest.

        4. Waiver of Unknown Claims. It is understood and agreed that the Parties' releases set forth hereinabove extend to all claims of every kind, nature and description whatsoever, known or unknown, suspected or unsuspected, and any and all rights under the provisions of Section 1542 of the Civil Code of California or under any comparable statute of any other jurisdiction, arising out of the Stock Purchase Loans or Equity Interest. The Parties expressly acknowledge that they are familiar with and expressly waive and relinquish every right or benefit they have or may have under the provisions of Section 1542 of the Civil Code of California which reads as follows:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release,

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        which if known by him must have materially affected his settlement with the debtor."

        5. Entire Agreement. This Agreement contains the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and may not be altered, modified, or changed in any manner except by a writing duly executed by the Parties. No Party is relying on any representations other than those expressly set forth herein. No conditions precedent to the effectiveness of this Agreement exists, other than as expressly provided for herein. There are no oral or written collateral agreements. All prior discussions and negotiations have been and are merged, integrated into and superseded by this Agreement. By execution hereof, the parties specifically disavow any desire or intention to create a "third party" beneficiary contract, and specifically declare that no person or entity, save and except for the parties and their permitted successors and assigns, shall have any rights hereunder nor any right of enforcement hereof.

        6. Waiver. The delay or failure of a Party to exercise any right, power or privilege hereunder, or failure to strictly enforce any breach or default, shall not constitute a waiver with respect thereto; and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on a subsequent occasion unless clear and express notice thereof in writing is provided.

        7. Cooperation. Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents, that may be reasonably necessary to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

        8. Attorneys' Fees Upon Breach. If any action at law or in equity, or any motion, is brought to enforce this Agreement, the prevailing Party shall be entitled to all of its costs in bringing and prosecuting said action or motion, including reasonable attorneys' fees.

        9. Applicable Law. This Agreement shall be construed according to the laws of the State of California in effect as of the date of execution, excluding any law relating to the conflict of laws.

        10. Advice of Counsel. The Parties represent that prior to the execution of this Agreement they had the opportunity to seek the benefit of independent legal counsel of their own selection regarding the substance of this Agreement. The Parties acknowledge that STAAR is a present client of P&R (with regard to other matters), but all of the Parties have had the assistance of counsel other than P&R with regard to this Agreement. This Agreement was prepared by each party in conjunction with counseling from such party's respective attorney or the opportunity to obtain such counseling. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting of this Agreement, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of it. Each party shall pay all costs and expenses incurred or to be

                                       -5-

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incurred by such party in negotiating and preparing this Agreement and in performing and complying with all representations, warranties, covenants, agreements and conditions contained in this Agreement to be performed or complied with by such party, including legal fees.

        11. Warranties. The Parties, and each of them, warrant: (i) that no other person or entity had or has or claims, any interest in any of the claims, demands, causes of action, or damages covered in this Agreement; (ii) that they, and each of them, have the sole right and exclusive authority to execute this Agreement; and (iii) that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered in this Agreement. All of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party's respective heirs, executors, administrators, legal representatives, successors and/or assigns.

        12. Representation of Authority. Each individual executing this Agreement on behalf of any Party expressly represents and warrants that he/she has authority to execute and thereby bind the Party on behalf of which he/she executes this Agreement to the terms of this Agreement and agrees to indemnify and hold harmless each other party from any claim that such authority did not exist. Pollet's authority, for the term of the Bankruptcy Case, is subject to the authority of the Bankruptcy Court, and Pollet pledges to use her best efforts to swiftly obtain the approval of the Bankruptcy Court (and any other relevant and required entity) for this Agreement.

        13. Headings. The headings included in this Agreement are for convenience only and do not limit, alter, or affect the matters contained in this Agreement or the paragraphs they encaption. References to this Agreement shall include all amendments thereto. As used in this Agreement, each gender shall be deemed to include each other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

        14. Counterparts. This Agreement may be executed in one or more counterparts, all of which together constitute one single document.

        15. Telefacsimile Signatures. This Agreement and any documents relating to it may be executed and transmitted to any other party by telefacsimile, which telefacsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

        16. Date of Execution. The Parties execute this Agreement as of the date first above set forth.

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SALLY M. POLLET

By:      /s/ Sally M. Pollet                                    Date:    4/4/02
         -------------------
         Sally M. Pollet, an individual, and as
         personal representative of the Estate of
         Andrew F. Pollet, deceased

STAAR SURGICAL COMPANY
a Delaware corporation

By:      /s/ John Bily                                         Date:    4/4/2002
         -------------
         John Bily, Chief Financial Officer

POLLET & RICHARDSON,
A Law Corporation

By:      /s/ Erick Richardson                                   Date:    4/4/02
         --------------------
         Erick Richardson, President

CONSENT OF MONA BUCHANAN:
------------------------

I consent to releasing my claim against Pollet (the "Mona Buchanan Claim") pursuant to the terms set forth above.

By:  /s/ Mona Buchanan                                          Date:    4/3/02
     -----------------
         Mona Buchanan

APPROVED AS TO FORM:

MICHAELSON, SUSI & MICHAELSON
A Professional Corporation

By:      /s/ Peter Susi                                         Date:    4/4/02
         --------------
         Peter Susi, Esq., Attorneys for
         Sally M. Pollet

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SHEPPARD MULLIN RICHTER
& HAMPTON LLP

By:      /s/ Peter M. Menard                                    Date:    4-11-02
         -------------------
         Peter Menard, Esq., Attorneys for
         STAAR Surgical Company

LAW OFFICES OF NORDMAN,
CORMANY, HAIR & COMPTON

By:      /s/ Janet Anne Reese                                   Date:    4-10-02
         --------------------
         Janet Reese, Esq., Attorneys for the
         Estate of Andrew F. Pollet

POLLET & RICHARDSON,
A Law Corporation

By:      Addison Adams                                          Date:    4-3-02
         -------------
         Addison Adams, Esq., Pro Se

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